Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2007, relating to the 2006 financial statements of RailAmerica, Inc., which appear in Amendment No. 3 to the Registration Statement on Form S-1.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
October 13, 2009